EXHIBIT 10.79

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED SECURITY AGREEMENT THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this "Amendment") is made as of the 30th day of March, 1994, by and between Gottschalks Inc., a Delaware corporation ("Debtor"), and Wells Fargo Bank, National Association, a national banking association ("Secured Party").
RECITALS
A. Debtor and Secured Party are parties to that certain Second Amended and Restated Security Agreement dated as of August 26, 1993 (the "Security Agreement"), pursuant to which Debtor granted to Secured Party a security interest in the Collateral (as defined in the Security Agreement) to secure Debtor's obligations to Secured Party under that certain 1993 Amended and Restated Credit Agreement (the "Existing Credit Agreement").
B. Debtor and Secured Party have agreed to amend and restate Debtor's obligations to Secured Party under the Existing Credit Agreement and have therefore entered into that certain 1994 Amended and Restated Credit Agreement of even date herewith (the "Restated Credit Agreement").
C. In connection with the Restated Credit Agreement, Debtor and Secured Party now desire to amend in certain respects the Security Agreement.
NOW, THEREFORE, in consideration of the above Recitals, which by this reference are incorporated into the agreement below, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:
AGREEMENT
1. Capitalized Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement or the Restated Credit Agreement, unless specified otherwise.
2. Amendment to Section 2 of the Security Agreement. Debtor and Secured Party agree that subsection (a) of Section 2 of the Security Agreement shall be revised to read in its entirety as follows:
"(a) all present and future advances, debts, obligations and liabilities of Debtor of every type and description extended pursuant to or arising under or in connection with the Restated Credit Agreement, and any instrument evidencing any of the foregoing; and"
3. Amendment to Section 5 of the Security Agreement. Debtor and Secured Party agree that clause (a) of the first sentence of
Section 5 of the Security Agreement shall be revised to read in its entirety as follows:
"(a) this Restated Security Agreement grants to Secured Party a valid and enforceable Lien on the Collateral, which Lien shall have a first priority except as to such of the Collateral as is subject to the Barclays Liens (in which case Secured Party's Lien on such Collateral shall have a second priority) and for Collateral that is subject to a purchase money security interest in favor of such Collateral;"
4. Amendment to Section 6 of the Security Agreement. Debtor and Secured Party agree that Section 6 of the Security Agreement shall be revised to read in its entirety as follows:
"Section 6.  [Reserved]."
5. Amendment to Section 7 of the Security Agreement. Debtor and Secured Party agree that the first clause of the first sentence of Section 7 of the Security Agreement shall be revised in relevant part by deleting the phrase "Credit Agreement which are directly in respect of the Revolver" and substituting therefor "Restated Credit Agreement".
6. Release of Certain Collateral. Secured Party agrees that substantially concurrently with (i) Debtor's payment in full of the outstanding principal balance of, together with accrued but unpaid interest on and all other amounts due and owing in connection with, the New Term Loan and (ii) the recordation of reconveyances with respect to all of the Barclays Liens on Debtor's real property Assets, Secured Party shall release its Liens on all of Borrower's personal property Assets as to which Barclays has a first priority Lien.
7. Amendment to Section Reference to Credit Agreement. Debtor and Secured Party agree that all references to "Section 12.01 of the Credit Agreement" shall hereafter be deemed to be references to Section 10.01 of the Restated Credit Agreement.
8. Amendment to Exhibit A to the Security Agreement; Priorities. Debtor and Secured Party agree that Exhibit A to the Security Agreement shall be deleted in its entirety and Exhibit A to this Amendment shall be substituted therefor. All references in the Security Agreement to "Exhibit A" shall be deemed to be references to Exhibit A to this Amendment. Debtor hereby grants to Secured Party a first priority Lien on all of the Collateral described in numbered paragraphs 1 and 10 (and the Collateral described in numbered paragraph 9 arising in connection with numbered paragraphs 1 and 10) of such Exhibit A. As to all Collateral not described in numbered paragraphs 1 and 10 (and the Collateral described in numbered paragraph 9 arising in connection with numbered paragraphs 1 and 10), Debtor hereby grants to Secured Party a second priority Lien.
9. References and Terminology. All references in the Security Agreement to this "Restated Security Agreement" shall hereafter be deemed to be references to the "Restated Security Agreement, as amended by this Amendment, and all extensions, renewals, amendments, supplements, restatements, replacements and/or modifications thereof." All references in the Security Agreement to the "Credit Agreement" shall hereafter be deemed to be references to the "Restated Credit Agreement, and all extensions, renewals, amendments, supplements, restatements, replacements and/or modifications thereto."
10. Payment of Other Fees and Expenses. Debtor hereby agrees to pay any and all expenses of Secured Party (including, without limitation, attorneys' fees and allocated costs of Secured Party's in-house counsel) incurred in connection with this Amendment.
11. Other Terms and Conditions Unchanged. Except as expressly provided herein, all other terms and conditions of the Security Agreement shall remain unchanged and in full force and effect and are hereby ratified and reaffirmed in all respects. Debtor hereby ratifies and reaffirms in all respects all of the Obligations secured by the Security Agreement.
12. Continuance of Lien. Debtor agrees that the property described in the Security Agreement, as amended by this Amendment, remains subject to the lien, charge, encumbrance and security interest of the Security Agreement and other Collateral Documents, as amended, and nothing herein shall affect or impair the priority thereof.
13. Inconsistencies. In the event of any irreconcilable inconsistency between the provisions of this Amendment and any provision of the Restated Credit Agreement, the provisions of the Restated Credit Agreement shall prevail.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
GOTTSCHALKS INC., a Delaware corporation
By:_____________________________
   Stephen J. Furst
   President
WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking
association
By:_____________________________
   Bruce O'Neill
   Vice President

EXHIBIT A to
Second Amended and Restated
Security Agreement
List of Collateral
1. All presently-owned and hereafter acquired equipment of Debtor in all of its forms and wherever located, including, without limitation, motors, tools, trucks, vehicles, rolling stock, machinery, machine tools, industrial equipment, office equipment, furniture and furnishings (including, without limitation, any and all cases, cabinets, shelves or other furniture used by Debtor for displaying merchandise to customers), typewriters, telephones, word processing equipment, file cabinets and the contents thereof, rolling equipment, mobile equipment, controls, attachments, parts and tools used by Debtor in the conduct of its business operations, together with all attachments, accessories, additions and accessions thereto and replacements therefor.
2. All presently-owned and hereafter acquired goods and inventory of Debtor wherever located, including but not limited to all present and future goods held for sale or lease or to be furnished under a contract of service and all returned goods, and all materials used or consumed in the production of inventory of any kind or type.
3. All presently-owned and hereafter acquired chattel paper, contracts for the sale of inventory and documents of title of Debtor.
4. All presently-owned and hereafter acquired instruments, including without limitation promissory notes and other evidences of indebtedness, and any security therefor.
5. All presently-owned and hereafter acquired stocks, bonds, debentures, securities, interests of Debtor in any limited or general partnership (including without limitation Debtor's limited partnership interest in Park 41, a California limited partnership), or any joint venture, all new, substituted and additional securities or interests issued with respect thereto, together with all cash and noncash dividends or distributions and all other property now or hereafter receivable with respect to any of the foregoing.
6. All presently-owned and hereafter acquired rights to payment of Debtor no matter how evidenced including all accounts, contract rights, instruments, documents and other writings evidencing a right to payment (collectively, "Accounts"), and general intangibles of Debtor including without limitation tax refunds, return premiums on any insurance, permits, rights under government programs or to government subsidies, licenses, rights of use, firm names, logos, symbols, trademarks, trade secrets, patents, patent applications and patent licenses, good will, plans and specifications, rights under insurance policies, choses and things in action, claims against any third party under any provision of any bankruptcy or insolvency law or law relating to the payment of money, now existing or hereafter arising, and all goods repossessed or returned in connection therewith.
7. All presently-owned and hereafter acquired books and records, including computer programs and software, pertaining to any of the foregoing and the equipment containing said books and records, relating to Debtor's business.
8. All presently-owned and hereafter acquired bank accounts, deposit accounts (including without limitation, demand deposit accounts), and similar accounts in any bank, savings and loan association or similar institution to the extent of Debtor's interest therein.
9. All policies of insurance; payments under, or rights to payment and proceeds of, policies of insurance; and any rights under or in connection with policies of insurance including, without limitation, policies of insurance which insure any of the Collateral.
10. All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the real property owned or (from and after the date hereof) leased by Debtor, and all leases therefor, and all other furnishings, furniture, fixtures (provided that in no event shall cases, cabinets, shelves or other furniture of Debtor used for displaying merchandise to customers be fixtures), machinery, equipment, appliances, chattels, and tangible personal property of every kind and nature whatsoever in which Debtor now or hereafter owns an interest and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of such real property, including all extensions, additions, improvement, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a sale of any of the foregoing; and all the right, title and interest of Debtor in any such furnishings, furniture, fixtures, machinery, equipment, appliances, chattels and tangible personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payment now or hereafter made by or on behalf of Debtor; and all personal property constituting proceeds acquired with cash proceeds of any of the property described hereinabove.
11. All proceeds and products of the foregoing, including but not limited to accounts, general intangibles, equipment, inventory, money, deposit accounts, goods, chattel papers, documents, instruments and insurance proceeds, all refunds, equities, benefits, book equities, returns, credits, revolving fund withholdings, return of capital and certificates evidencing any right to receive payment in any form from any person and any other tangible or intangible property received upon the sale, lease or other disposition of any of the foregoing.
12. Notwithstanding anything to the contrary contained in this Exhibit A, Secured Party's Collateral shall not include (a) all present and future Receivables (as defined in the Receivables Purchase Agreement referenced below), all monies due or to become due and all amounts received with respect thereto and all proceeds thereof, (b) any of Debtor's rights, remedies, powers and privileges under the Receivables Purchase Agreement dated March 30, 1994 between Debtor and Gottschalks Credit Receivables Corporation and (c) any bank or other deposit accounts established and maintained by Debtor in connection with the Receivables.